EXHIBIT 5.1

                             EILENBERG & KRAUSE LLP
                               11 East 44th Street
                            New York, New York 10017
                                 (212) 986-9700

                                                                January 19, 2004

Securac Corp.
2500, 520-5th Ave. SW
Calgary, Alberta Canada T2P 3R7

Re: Registration Statement on Form S-8 Relating to shares of Common Stock of Securac Corp. issuable under its 2004 Incentive Stock Plan

Ladies and Gentlemen:

         We have acted as counsel to Securac Corp., a Nevada corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form S-8 (the "Registration Statement") relating to 6,343,288 shares (the "Shares") of the Company's common stock (the "Common Stock") issuable pursuant to awards under the Company's 2004 Incentive Stock Plan (the "Plan").

         We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Articles of Incorporation and By-Laws of the Company, each as amended and currently in effect, the Registration Statement, the Plan, resolutions of the Board of Directors of the Company relating to the adoption of the Plan and the registration and issuance of the Shares and such other corporate documents and records and other certificates, and we have made such investigations of law, as we have deemed necessary or appropriate in order to render the opinion hereinafter set forth.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the accuracy and completeness of all public records reviewed. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

         Based upon and subject to the foregoing, we are of the opinion that the Shares issuable under the Plan will, when issued and paid for in accordance with the terms of the respective awards granted in compliance with the terms and conditions of the Plan, be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                                Very truly yours,


                                                /S/ Eilenberg & Krause LLP